 Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Codorus Valley Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, par value $2.50 per share	Rule 457(c) and Rule 457(h)	75,000 shares (2)	$22.31(3)	$1,673,250.00	0.0000927	$155.11

Total Offering Amounts					$1,673,250.00		$155.11

Total Fees Previously Paid							—

Total Fee Offsets (4)							—

Net Fee Due							$155.11

(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) shall also cover any additional shares of Registrant’s Common Stock, par value $2.50 per share (“Common Stock”), that become issuable in respect of the securities identified in the above table under the 2007 Codorus Valley Bancorp, Inc. Restated Employee Stock Purchase Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without Registrant’s receipt of consideration that results in an increase in the number of outstanding shares of Registrant’s Common Stock.

(2) Represents 75,000 additional shares of Common Stock reserved for issuance under the Plan pursuant to an amendment to the Plan that was duly adopted and approved by the shareholders of the Registrant on May 17, 2022.

(3) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. The maximum price per share of Common Stock and the maximum aggregate offering price are based on the average of the $22.52 (high) and $22.11 (low) sale price of the Registrant’s Common Stock as reported on the NASDAQ Global Market on July 14, 2022, which date is within five business days prior to filing this Registration Statement.

(4) The Registrant does not have any fee offsets.